UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 22, 2008 (January 16, 2008)

CHINA GENGSHENG MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51527	91-0541437
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China 451271
(Address of Principal Executive Offices)

(86) 539-7318818
 Registrant's Telephone Number, Including Area Code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On January 16, 2008, Henan GengSheng Refractories Co., Ltd. ("Henan Gengsheng"), the Chinese operating subsidiary of China GengSheng Minerals, Inc. (the "Company") entered into four supply contracts (the "Contracts") with Hanbao Iron and Steel Co., Ltd. ("Hanbao"), valued at $1,948,290, for the supply of chimney refractory and related materials for Hanbao’s Hot Rolled Strip Units construction project. In addition to the materials supplied, Henan GengSheng will provide technical services for the installation and inspection of materials supplied under each Contract.

The Contracts are for the purchase of (1) refractory castables valued at RMB3,710,000 (or approximately $488,158); (2) insulating castables valued at RMB3,710,000 (or approximately $ 488,158); (3) furnace bricks and refractory mud valued at RMB3,573,000 (or approximately $470,132); and (4) chimney refractory materials valued at RMB 3,814,000 (or approximately $501,842). The materials are required to be delivered by February 15, 2008. Pursuant to the terms of each Contract, Hanbao was obligated to pay Henan Gengsheng 20% of the total sale price as a down payment, another 40% of the sale price after installation of the materials, and another 30% upon successful testing of the installed materials. The remaining 10% of the sale price will be held as security by Hanbao, to be paid after the 12-month warranty period which follows the final inspection date.

Under the terms of each Contract, Hanbao has reserved the right to deduct 5% of the total Contract amount as a penalty for any malfunctions or damages occurring during the warranty period, however, the total penalty payable under this provision will not exceed 10% of a Contract’s value. Hanbao will have the right to extend the warranty period for up to 12 months, for any delays or repairs caused by Henan GengSheng or the Henan GengSheng supplied materials during the warranty period. Henan GengSheng will also be required pay a penalty of up to 1.5% of the total value of the materials to be delivered if there is any delay in the delivery of the materials to Henbao, and up to 5% for any deliveries which are delayed due to violations of the technical instructions provided by Hanbao. However, the total penalty amounts for delays in delivery for any reason will not exceed 10% of the total value of each Contract. Hanbao has also reserved the right to terminate any of the Contracts when the delays in delivery of materials to be provided under that particular Contract, materially impairs operations for more than 2 months. Each of the Contracts are governed by the laws of China.

The foregoing description of the Contracts with Hanbao is qualified by reference to each of the English translations from the original Mandarin versions attached to this Current Report as Exhibits 10.1 through 10.4 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Supply Agreement, dated January 16, 2008, between Henan GengSheng Refractories Co., Ltd. and Hanbao Iron and Steel Co., Ltd.

10.2	Supply Agreement, dated January 16, 2008, between Henan GengSheng Refractories Co., Ltd. and Hanbao Iron and Steel Co., Ltd.

10.3	Supply Agreement, dated January 16, 2008, between Henan GengSheng Refractories Co., Ltd. and Hanbao Iron and Steel Co., Ltd.

10.4	Supply Agreement, dated January 16, 2008, between Henan GengSheng Refractories Co., Ltd. and Hanbao Iron and Steel Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GENGSHENG MINERALS, INC.

Date: January 22, 2008	/s/ Shunqing Zhang
Chief Executive Officer China GengSheng Minerals, Inc.

Exhibit Index

Exhibit	Description

10.1	Supply Agreement, dated January 16, 2008, between Henan GengSheng Refractories Co., Ltd. and Hanbao Iron and Steel Co., Ltd.

10.2	Supply Agreement, dated January 16, 2008, between Henan GengSheng Refractories Co., Ltd. and Hanbao Iron and Steel Co., Ltd.

10.3	Supply Agreement, dated January 16, 2008, between Henan GengSheng Refractories Co., Ltd. and Hanbao Iron and Steel Co., Ltd.

10.4	Supply Agreement, dated January 16, 2008, between Henan GengSheng Refractories Co., Ltd. and Hanbao Iron and Steel Co., Ltd.